As filed with the Securities and Exchange Commission on July 8, 2009

Registration Statement No. 333-158296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PRINCETON REVIEW, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	22-3727603
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Perik

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Neal S. Winneg The Princeton Review, Inc. 111 Speen Street Framingham, Massachusetts 01701 (508) 663-5050	John M. Mutkoski, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

TERMINATION OF REGISTRATION

The Princeton Review, Inc. (the “Company”) previously registered up to 2,000,000 shares of the Company (the “Securities”) on a Registration Statement on Form S-3 (Registration No. 333-158296) (the “Registration Statement’) filed with the Securities and Exchange Commission on March 30, 2009. The Registration Statement was declared effective on May 7, 2009.

The Registration Statement was filed in connection with the potential resale of 2,000,000 shares of the Company’s common stock, par value $0.01 par value per share, previously issued to Mr. John S. Katzman. Pursuant to a Registration Agreement by and between the Company and Mr. Katzman, the Company is obligated to keep the Registration Statement effective for a period of sixty (60) days.

The Company’s obligation to register the Securities under the Registration Agreement expired on July 6, 2009. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on this 7th day of July, 2009.

The Princeton Review, Inc.

BY:  /S/    NEAL S. WINNEG

        Neal S. Winneg

        Executive Vice-President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Michael J. Perik	President and Chief Executive Officer (Principal Executive Officer) and Director	July 7, 2009

* Stephen Richards	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	July 7, 2009

* Susan Rao	Executive Vice President, Finance (Principal Accounting Officer)	July 7, 2009

* David Lowenstein	Chairman of the Board of Directors	July 7, 2009

* Jeffrey R. Crisan	Director	July 7, 2009

* Robert E. Evanson	Director	July 7, 2009

* Richard Katzman	Director	July 7, 2009

* Michael A. Krupka	Director	July 7, 2009

Linda Whitlock	Director	July 7, 2009

*BY:  /S/    NEAL S. WINNEG

          Neal S. Winneg

          Executed under Power of Attorney